UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2020

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	–	–

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07(d).	Submission of Matters to a Vote of Security Holders.

As disclosed by Power Solutions International, Inc. (the “Company”) in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2020 (the “Original Filing”), at the Company’s 2020 Annual Meeting of Stockholders, the Company’s stockholders approved, in an advisory vote, a frequency of every year for the frequency with which stockholders will have an advisory vote on executive compensation. This Amendment No. 1 to Form 8-K amends the Original Filing in accordance with Item 5.07(d) of Form 8-K to report that after considering the outcome of the advisory stockholder vote, the Company’s Board of Directors has determined to include an advisory stockholder vote on executive compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: March 2, 2021	By:	/s/ Donald P. Klein

Name: Donald P. Klein

Title: Chief Financial Officer